                                                                     Exhibit 2.1

                            STRIDE & ASSOCIATES, INC.

                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                            Dated as of June 4, 1998

                            STRIDE & ASSOCIATES, INC.
                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT
                            Dated as of June 4, 1998

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I
PURCHASE AND SALE OF SECURITIES; REDEMPTION.......................................................................1
        1.1     PURCHASE AND SALE OF SUBORDINATED DEBENTURES......................................................1
        1.2     PURCHASE AND SALE OF CONVERTIBLE PREFERRED STOCK..................................................2
        1.3     PURCHASE AND SALE OF COMMON STOCK.................................................................2
        1.4     PURCHASE OF WARRANTS..............................................................................3
        1.5     USE OF PROCEEDS; REDEMPTION.......................................................................3
        1.6     CLOSING...........................................................................................3
        1.7     OPTIONS AND RESTRICTED STOCK......................................................................4
        1.8     DISTRIBUTIONS ON OR PRIOR TO CLOSING DATE.........................................................4
        1.9     BONUS TO SENIOR MANAGERS..........................................................................4
        1.10    STOCK SPLIT.......................................................................................5
        1.11    HSR FILING........................................................................................5

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND THE PRINCIPAL SHAREHOLDERS............................................................................5
        2.1     ORGANIZATION AND CORPORATE POWER..................................................................5
        2.2     AUTHORIZATION.....................................................................................5
        2.3     GOVERNMENT APPROVALS..............................................................................6
        2.4     AUTHORIZED AND OUTSTANDING STOCK..................................................................6
        2.5     SUBSIDIARIES......................................................................................7
        2.6     FINANCIAL INFORMATION.............................................................................7
        2.7     EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS.........................................8
        2.8     LITIGATION........................................................................................8
        2.9     COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS........................................................8
        2.10    TAXES.............................................................................................8
        2.11    REAL PROPERTY; ENVIRONMENTAL MATTERS..............................................................9
        2.12    PERSONAL PROPERTY................................................................................10
        2.13    PATENTS, TRADEMARKS, ETC.........................................................................10
        2.14    AGREEMENTS OF DIRECTORS, OFFICERS AND EMPLOYEES..................................................11
        2.15    PERMITS AND LICENSES.............................................................................11
        2.16    CONTRACTS AND COMMITMENTS........................................................................11
        2.17    REGISTRATION RIGHTS..............................................................................11
        2.18    INSURANCE COVERAGE...............................................................................11
        2.19    EMPLOYEE MATTERS.................................................................................11

        2.20    CLIENTS..........................................................................................12
        2.21    NO BROKERS OR FINDERS............................................................................13
        2.22    TRANSACTIONS WITH AFFILIATES.....................................................................13
        2.23    ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS...................................13
        2.24    DISCLOSURES......................................................................................13

ARTICLE III
AFFIRMATIVE COVENANTS OF THE COMPANY.............................................................................13
        3.1     ACCOUNTS AND REPORTS.............................................................................13
        3.2     PAYMENT OF TAXES.................................................................................15
        3.3     MAINTENANCE OF KEY MAN INSURANCE.................................................................15
        3.4     COMPLIANCE WITH LAWS, ETC........................................................................15
        3.5     INSPECTION.......................................................................................15
        3.6     CORPORATE EXISTENCE; OWNERSHIP OF SUBSIDIARIES...................................................16
        3.7     COMPLIANCE WITH ERISA............................................................................16
        3.8     BOARD APPROVAL...................................................................................16
        3.9     FINANCINGS.......................................................................................16
        3.10    MEETINGS OF THE BOARD OF DIRECTORS...............................................................16
        3.11    NINTH BOARD MEMBER...............................................................................16
        3.12    TRADING POLICY...................................................................................16
        3.13    EMPLOYEE BENEFITS................................................................................17

ARTICLE IV

NEGATIVE COVENANTS OF THE COMPANY................................................................................17
        4.1     INVESTMENTS IN OTHER PERSONS.....................................................................17
        4.2     DISTRIBUTIONS....................................................................................18
        4.3     DEALINGS WITH AFFILIATES.........................................................................19
        4.4     MERGER...........................................................................................19
        4.5     LIMITATION ON OPTIONS............................................................................19
        4.6     LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS.......................19
        4.7     NO CONFLICTING AGREEMENTS........................................................................20
        4.8     CHANGE IN BUSINESS...............................................................................20
        4.9     INDEBTEDNESS.....................................................................................20
        4.10    LIENS............................................................................................20
        4.11    CONSOLIDATED OPERATING CASH FLOW TO CONSOLIDATED TOTAL DEBT......................................20
        4.12    PROFITABLE OPERATIONS............................................................................20
        4.13    TOTAL INDEBTEDNESS TO EBITDA.....................................................................20

ARTICLE V
INVESTMENT REPRESENTATIONS.......................................................................................20

        5.1     REPRESENTATIONS AND WARRANTIES...................................................................20
        5.2     PERMITTED TRANSFERS; LEGENDS.....................................................................22

ARTICLE VI
SUBORDINATION OF DEBENTURES......................................................................................23
        6.1     AGREEMENT TO SUBORDINATE.........................................................................23

ARTICLE VII
CONDITIONS OF PURCHASERS' OBLIGATIONS............................................................................23
        7.1     EFFECT OF CONDITIONS.............................................................................23
        7.2     REPRESENTATIONS AND WARRANTIES...................................................................23
        7.3     PERFORMANCE......................................................................................24
        7.4     NO MATERIAL ADVERSE CHANGE.......................................................................24
        7.5     OPINION OF COUNSEL...............................................................................24
        7.6     COMPLETION OF DUE DILIGENCE......................................................................24
        7.7     COMPLETION OF AUDIT..............................................................................24
        7.8     EMPLOYMENT AGREEMENT.............................................................................24
        7.9     NON COMPETITION AGREEMENTS.......................................................................24
        7.10    BOARD ELECTION...................................................................................24
        7.11    ARTICLES OF INCORPORATION........................................................................25
        7.12    CONSENTS AND WAIVERS.............................................................................25
        7.13    REGISTRATION RIGHTS AGREEMENT....................................................................25
        7.14    SHAREHOLDERS' AGREEMENT..........................................................................25
        7.15    INJUNCTIONS, ETC.................................................................................25
        7.16    FIRPTA...........................................................................................25

ARTICLE VIII
CONDITIONS OF THE OBLIGATIONS OF THE
COMPANY AND THE PRINCIPAL SHAREHOLDERS...........................................................................25
        8.1     EFFECT OF CONDITIONS.............................................................................25
        8.2     REPRESENTATIONS AND WARRANTIES...................................................................25
        8.3     SHAREHOLDERS' AGREEMENT..........................................................................25
        8.4     PERFORMANCE......................................................................................26
        8.5     CONSENTS AND WAIVERS.............................................................................26
        8.6     REGISTRATION RIGHTS AGREEMENT....................................................................26
        8.7     SENIOR CREDIT AGREEMENT..........................................................................26
        8.8     RESTRICTED STOCK AWARDS; FOUNDER OPTIONS.........................................................26
        8.9     DISTRIBUTIONS....................................................................................26
        8.10    INJUNCTIONS, ETC.................................................................................26
        8.11    BONUS PAYMENTS...................................................................................26

ARTICLE IX
DEFAULTS AND REMEDIES............................................................................................26
        9.1     EVENTS OF DEFAULT; ACCELERATION..................................................................26
        9.2     RESCISSION OF ACCELERATION.......................................................................29

ARTICLE X
INDEMNIFICATION AND LIMITS ON LIABILITY..........................................................................29
        10.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................................29
        10.2    INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDERS....................................................29
        10.3    NOTICE OF CLAIM..................................................................................30
        10.4    COMMENCEMENT OF ACTIONS..........................................................................30
        10.5    ADJUSTMENT FOR TAXES AND INSURANCE...............................................................31
        10.6    EXCLUSIVE REMEDY.................................................................................31

ARTICLE XI
CERTAIN DEFINITIONS..............................................................................................31

ARTICLE XII
MISCELLANEOUS....................................................................................................33
        12.1.   DEBENTURE PAYMENTS...............................................................................33
        12.2    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF DEBENTURES..........................................34
        12.3    PARTIES IN INTEREST..............................................................................34
        12.4    DEBENTURES OWNED BY AFFILIATES...................................................................34
        12.5    AMENDMENTS AND WAIVERS...........................................................................35
        12.6    NOTICES..........................................................................................35
        12.7    EXPENSES.........................................................................................36
        12.8    COUNTERPARTS.....................................................................................36
        12.9    EFFECT OF HEADINGS...............................................................................36
        12.10   GOVERNING LAW....................................................................................37
        Matters .................................................................................................37

                                                     EXHIBITS

        A       Form of Senior Subordinated Debenture
        B       Description of Preferred Stock
        C       Amended Certificate of Incorporation
        D       Opinion of Counsel for the Company and Principal Shareholders
        E       Employment Agreement
        F       Non-Solicitation, Non-Competition and Non-Disclosure Agreement
        G       Registration Rights Agreement
        H       Shareholders' Agreement
        I       1998 Stock Option and Grant Plan


        J       Form of Restricted Stock Award Agreement
        K       Form of Founders' Option Agreement
        L       Warrant Agreement

                                                                    June 4, 1998


To:     The Persons listed on
        SCHEDULE 1.1 attached hereto:

Re:     SECURITIES PURCHASE AND REDEMPTION AGREEMENT

Ladies and Gentlemen:

        Stride & Associates, Inc., a Delaware corporation (the "Company"), and John Devine, Rachel Burnett, Alan Matthews and Michael Robichaud (each a "Principal Shareholder" and collectively the "Principal Shareholders") hereby agree with you as follows:

                                    ARTICLE I

                   PURCHASE AND SALE OF SECURITIES; REDEMPTION


         1.1 PURCHASE AND SALE OF SUBORDINATED DEBENTURES. At the Closing (as such term and other terms are defined in Article XI), the Company will sell to you (the "Purchasers") 12% Senior Subordinated Debentures of the Company (the "Debentures") in the aggregate principal amount of $10,000,000. The Debentures shall be in the form of EXHIBIT A attached hereto. The Debentures shall have the following terms, and shall be entitled to the following rights and benefits:

                  (a) The principal amount of the Debentures shall be payable in full on August 4, 2003. The Debentures shall be prepaid in full upon consummation of a Liquidity Event. The Company may prepay the Debentures in whole or from time to time in installments of not less than $100,000, without premium or penalty. Each such optional prepayment shall be preceded by not less than two Business Days' notice. At any time the Company prepays the Debentures, it shall also pay any accrued but unpaid interest. Any partial prepayment of the Debentures shall be allocated among all holders of Debentures PRO RATA in proportion to the principal amount of the Debentures held by each.

                  (b) The Debentures shall bear interest from the date of issuance until the date of payment in principal in full. Interest shall be computed on the basis of a 365 day year and the actual number of days elapsed, on the unpaid principal amount of the Debentures at the Applicable Interest Rate (as herein defined). To the extent permitted under the provisions of the Senior Credit Agreement and the Subordination Agreement (as each of those terms and other defined terms used herein are defined in Article XI hereof), interest shall be payable on each March 31, June 30, September 30, and December 31 for the respective three month period ending on such date, commencing on the first such date following Closing, or if any such date is not a Business Day, on the next succeeding Business Day.

                  (c) The "Applicable Interest Rate" shall mean the rate of twelve percent (12%) per annum; provided, however, that if an Event of Default shall have occurred and be continuing, the Applicable Interest Rate shall increase to fourteen percent (14%) per annum until the Event of Default shall have been cured or waived or until the principal of and all accrued interest on the Debenture shall have been paid in full.

                  (d) All payments of principal and interest on the Debentures shall be made by the Company in lawful money of the United States in immediately available federal funds (or at the request of the holder of a Debenture in writing not less than two Business Days before a payment date by a certified or a bank check or wire transfer) on the date such payment is due in accordance with Section 12.1 hereof.

                  (e) The indebtedness evidenced by the Debentures shall be junior and subordinate in right of payment to all Senior Debt, as that term is defined in Article II hereof.

                  (f) The parties agree that the issue price of the Debentures shall be their face amount for federal income tax purposes.

         1.2 PURCHASE AND SALE OF CONVERTIBLE PREFERRED STOCK. At the Closing, the Company will sell to the Purchasers investment units ("Units") comprised of the Series A Preferred Stock, Common Stock and Warrants herein described. Included in the Units will be 24,802.5 shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred Stock"), at a price of $1,000 per share, for a total purchase price for the Series A Preferred Stock of $24,802,500 The Series A Preferred Stock shall have the rights, terms, preferences and privileges set forth in the Description of Preferred Stock attached as EXHIBIT B hereto, and shall be convertible into 24,802.5 shares of Series B Redeemable Preferred Stock, par value $.01 per share ("Series B Preferred Stock, and, together with the Series A Preferred Stock, the "Preferred Stock"), and 40 shares of common stock of the Company, par value $.01 per share ("Common Stock") as set forth on EXHIBIT B. The Series B Preferred Stock shall have the rights, terms, preferences and privileges set forth on EXHIBIT B. The shares of Series B Preferred Stock and Common Stock issuable upon conversion of the Series A Preferred Stock are referred to herein collectively as the "Conversion Shares." The principal amount of Debentures and number of shares of Series A Preferred Stock, Common Stock and Warrants to be issued to each Purchaser are set forth on SCHEDULE 1.2 attached hereto.

         1.3 PURCHASE AND SALE OF COMMON STOCK. At the Closing, the Company will sell to the Purchasers an aggregate of 49.5 shares of Common Stock, (together with the Debentures and the Series A Preferred Stock, the "Securities"). The Common Stock shall be sold at a price of $105,000 per share, for a total purchase price of $5,197,500 for the Common Stock. Prior to the Closing, the Certificate of Incorporation of the Company shall be amended as set forth on EXHIBIT C.

         1.4 PURCHASE OF WARRANTS. At the Closing, the Company will issue to the Purchasers, as part of the Units and for no additional consideration, warrants (the "Warrants" and, together with the Debentures, the Series A Preferred Stock and the Common Stock, the "Securities") to purchase an aggregate of 30.5 shares of Common Stock at a price of $115,500 per share. The Warrants will be issued pursuant to a Warrant Agreement in the form of EXHIBIT L attached hereto, and the shares of Common Stock issuable upon exercise thereof are referred to herein as the "Warrant Shares." The Company and the Purchasers agree that the purchase price paid for the Series A Preferred Stock and Common Stock represents the fair market value thereof on the date hereof and agree to account for the purchase of such securities on such basis.

         1.5 USE OF PROCEEDS; REDEMPTION. The proceeds from the sale of the Securities, and certain additional senior financing to be obtained at the Closing, shall be used by the Company to fund the redemption of 120 shares of Common Stock (the "Redemption Shares") from the Principal Shareholders at a price of $539,292.50 per share, for a total redemption price of $64,715,131, which amount is $66 million less the Offset Amount under Section 1.8 hereof (the "Redemption Price"). Each Principal Shareholder shall have redeemed from him or her that number of Redemption Shares set forth opposite his or her name on
SCHEDULE 1.5 attached hereto in exchange for that portion of the Redemption Price set forth opposite his or her name on such Schedule. Upon the surrender of the Redemption Shares to the Company, the Company shall cancel such Redemption Shares, which shares shall thereafter cease to be issued and outstanding. After giving effect to the issuance of the Securities and the redemption of the Redemption Shares, the outstanding shares of Common Stock shall be held by those Persons and in such amounts as are set forth on SCHEDULE 1.5 attached hereto.

         1.6 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, the purchase of the Securities shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, at 10:00 A.M. on June 4, 1998, or, if later, a date specified by the Purchasers which is not later than ten (10) Business Days after the delivery to the Purchasers of the audited financial statements and management letter described in Section 7.7. (the "Closing Date"). Payment at the Closing for the Securities and the Redemption Shares shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Securities being acquired by it at the Closing as described on SCHEDULE 1.2 hereof. At the Closing, the Company will deliver to each Purchaser one or more certificates and notes representing the Securities purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser. At the Closing, each Principal Shareholder shall surrender to the Company the certificate or certificates representing his or her portion of the Redemption Shares, whereupon the Company shall arrange for the payment by wire transfer to each of the Principal Shareholders their respective portion of the Redemption Price payable in immediately available federal funds.

         1.7 OPTIONS AND RESTRICTED STOCK. At or prior to the Closing, the Company shall establish the 1998 Stock Option and Grant Plan (the "Plan") in substantially the form of EXHIBIT I attached hereto. There shall be reserved for issuance pursuant to the Plan a total of 32.558 shares of Common Stock. Of such number, 23.256 shares (the "Management Pool") shall be reserved for issuance pursuant to awards (including incentive stock options, nonqualified stock options and restricted and non-restricted stock awards) under the Plan which may be granted to members of senior management and Directors, other than the Principal Shareholders. At the Closing, the Company shall grant restricted stock awards ("Restricted Stock Awards") out of such Management Pool to those members of senior management (other than the Principal Shareholders) identified in
SCHEDULE 1.6(A) hereto (the "Senior Managers"). Such Restricted Stock Awards shall be granted to Senior Managers in the amounts set forth opposite their respective names on SCHEDULE 1.7(A) hereto. The terms and restrictions of the Restricted Stock Awards shall be contained in an award agreement substantially in the form of EXHIBIT J attached hereto (the "Restricted Stock Award Agreement"). Other than the Restricted Stock Awards, none of the shares in the Management Pool may be issued at a price which corresponds to a Common Stock valuation of the Company of less than $110,000,000. The balance of 9.302 shares of Common Stock reserved under the Plan shall be reserved for issuance upon exercise of non-qualified options granted at the Closing to the Principal Shareholders (the "Founder Options"). Such Founder Options shall be granted to the Principal Shareholders in the amounts set forth opposite their respective names on SCHEDULE 1.7B hereto. The Founder Options shall be in substantially the form of EXHIBIT K attached hereto, and shall have an excise price which corresponds to a Common Stock valuation of the Company of at least $120,000,000.

         1.8 DISTRIBUTIONS ON OR PRIOR TO CLOSING DATE. On or prior to the Closing Date, the Company shall distribute to the Principal Shareholders (i) an amount equal to the pre-tax earnings of the Company for the quarter ended March 31, 1998; and (ii) an amount equal to the pre-tax earnings of the Company for the period (the "Stub Period") April 1, 1998 through the Closing (the "Stub Amount"). The Company shall also make the payments and/or distributions designated by the Principal Shareholders as set forth in SCHEDULE 1.8 attached hereto (the "Designated Distributions"). To the extent that the aggregate of the Stub Amount and the Designated Distributions exceeds the Tax Liability Amount (as hereinafter defined), such excess (the "Offset Amount") shall reduce the amount of the Redemption Price. For purposes of this Section 1.8, the term "Tax Liability Amount" shall mean an amount equal to the aggregate federal and state income tax liabilities of the Principal Shareholders attributable to the earnings of the Company for the Stub Period. Except as set forth in this Section 1.8, the Company shall not have made any distributions to the Principal Shareholders since December 31, 1997.

         1.9 BONUS TO SENIOR MANAGERS. Concurrently with the grant of the Restricted Stock Awards to the Senior Managers pursuant to Section 1.7, the Company shall pay to the Senior Managers cash bonuses (the "Cash Bonuses") equal to the amount of income taxes incurred by such persons in connection with the receipt of the Restricted Stock Awards and the Cash Bonuses. Such aggregate Cash Bonuses shall be allocated among the Senior Managers in accordance with SCHEDULE
1.9 hereto. The Cash Bonuses shall be applied to pay all withholding and other taxes determined to be due in connection with the Restricted Stock Awards and Cash Bonuses.

         1.10 STOCK SPLIT. Immediately after the Closing, the Company will effect a 5,000-for-1 stock split in the form of a common stock dividend of 4,999 shares issued for each share of Common Stock outstanding.

         1.11 HSR FILING. If prior to the conversion of the Series A Preferred Stock or exercise of the Warrants one or more of the Purchasers is required to make a filing under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 with respect to an acquisition of securities of the Company, the Company will cooperate in the preparation and submission of such filing and will pay any filing fee payable in connection therewith.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         In order to induce the Purchasers to purchase the Securities, the Company and the Principal Shareholders, acting jointly and severally, make the following representations and warranties which shall be true, correct and complete in all respects on the date hereof except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time; provided, however, that each Principal Shareholder's warranties set forth in Section 2.2(b) and, with respect to the title to the Common Stock held by such Principal Shareholder, Section 2.4 (collectively, the "Individual Representations"), are made severally and not jointly by each Principal Shareholder with respect to his or her respective warranties contained therein. For purposes of this Agreement, the phrase "to the knowledge of the Company and the Principal Shareholders" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of any one or more of John Devine, Rachel Burnett, Alan Matthews, Michael Robichaud, Anthony Groves, Beth Matonis, Krista McDonagh and Glen Froio, without any obligation on any of their parts to make any independent investigation of the matters being represented or warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

         2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is qualified as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains employees.

         2.2 AUTHORIZATION. (a) The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Related Documents, and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Securities, and the issuance of the Series B Preferred Stock and Common Stock upon conversion of the Series A Preferred Stock and the issuance of the Warrant Shares upon exercise of the Warrants. The issuance of the Securities, and the issuance of the Series B Preferred Stock and Common Stock upon conversion of the Series A Preferred Stock and the issuance of the Warrant Shares upon exercise of the Warrants, does not require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement and the Related Documents and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) Each Principal Shareholder has full right and power to execute and deliver this Agreement and the Related Documents to which he or she is a party, and any other agreements or instruments executed by him or her in connection herewith or therewith and to consummate the transactions contemplated herein or therein. This Agreement, the Related Documents and the other agreements and instruments executed by the Principal Shareholders in connection herewith or therewith each will be a valid and binding obligation of each Principal Shareholder enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2.3 GOVERNMENT APPROVALS. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company or the Principal Shareholders in connection with the execution, delivery and performance by the Company or the Principal Shareholders of this Agreement, any of the Related Documents and any other agreements or instruments executed by the Company or the Principal Shareholders in connection herewith or therewith, or in connection with the issuance of the Securities or the issuance of the Series B Preferred Stock and Common Stock upon conversion of the Series A Preferred Stock or the Warrant Shares upon exercise of the Warrants, except for (i) those which have already been made or granted, and (ii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") and any applicable state securities commission as specifically provided for in the Registration Rights Agreement and, (iii) any filing contemplated by Section 1.11 hereof.

         2.4 AUTHORIZED AND OUTSTANDING STOCK. Immediately prior to the Closing, the authorized capital stock of the Company consists of (i) 3,000 shares of Common Stock, of which 200 shares are validly issued and outstanding and held of record and owned beneficially by the Persons set forth on SCHEDULE 2.4 attached hereto, free and clear of all liens, security interests, restrictions on transfer, and other encumbrances except as otherwise set forth in SCHEDULE 2.4. Immediately after the Closing, and after giving effect to the stock split described in Section 1.9, the authorized capital stock of the Company will consist of (a) 10,000,000 shares of Common Stock, 705,500 of which will be issued and outstanding and held of record by the Persons set forth on SCHEDULE
1.5 attached hereto; and (b) 5,000,000 shares of Preferred Stock, of which 24,802.5 shall have been designated as Series A Preferred Stock with the rights, terms and privileges set forth in EXHIBIT A, and all of which will be issued and outstanding and held of record by the Purchasers as set forth on SCHEDULE 1.1, and 24,802.5 of which shall have been designated Series B Preferred Stock. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof, all Securities and all shares of Series B Preferred Stock and Common Stock issuable upon conversion of the Series A Preferred Stock and all Warrant Shares issuable upon exercise of the Warrants, will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to any Related Document. Except as set forth on SCHEDULE 2.4, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company other than those specifically contemplated by this Agreement. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

         2.5 SUBSIDIARIES. Except as set forth in SCHEDULE 2.5, the Company does not have any Subsidiaries or other equity investment in any other Person.

         2.6 FINANCIAL INFORMATION. The Company has previously delivered to the Purchasers the financial statements of the Company for the years ended December 31, 1996 and December 31, 1997 accompanied by the audit report of Deloitte & Touche, LLP (together with the financial statements referenced in Section 7.7, the "Audited Financial Statements") and the unaudited financial statements as of April 30, 1998 (the "Last Balance Sheet Date") and for the four (4) months then ended (the "Unaudited Financial Statements, and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the dates and for the periods shown; provided, however, that the Unaudited Financial Statements do not have footnotes required by generally accepted accounting principles ("GAAP"), and are subject to normal and customary year end adjustments, none of which will be material. The Company has no liability or obligation, contingent or otherwise, which is required to be reserved against or reflected in accordance with GAAP and is not adequately reserved against or reflected in the balance sheets contained in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business since December 31, 1997 and liabilities resulting from the transactions contemplated hereby. Except as set forth on SCHEDULE 2.6, since December 31, 1997, there has been no change in the business, assets, liabilities, financial condition, or operations of the Company except for changes which, individually or in the aggregate, would not have a Material Adverse Effect, whether or not insured against.

         2.7 EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as specifically contemplated in this Agreement or the Related Documents or as set forth on SCHEDULE 2.7, since December 31, 1997, the Company has not, except in the ordinary course of business, (i) issued any stock, stock options, warrants or other securities convertible into or exchangeable for capital stock, or any bond or other corporate security, (ii) borrowed any money (except under revolving lines of credit which existed as of December 31, 1997) or mortgaged, pledged or subjected to any lien any of its assets, tangible or intangible,
(iii) sold, assigned or transferred any of its tangible assets, or canceled any debt or claim, or (iv) suffered any loss of property or waived any right of substantial value. Except as specifically contemplated in this Agreement or the Related Documents or as set forth on SCHEDULE 2.7, since December 31, 1997, the Company has not declared or made any payment or distribution to stockholders in any capacity or purchased or redeemed any shares of its capital stock or other securities.

         2.8 LITIGATION. Except as otherwise set forth on SCHEDULE 2.8, there is no litigation or governmental proceeding or investigation pending against the Company or, to the knowledge of the Company or the Principal Shareholders, threatened against the Company, affecting any of its properties or assets, or to the knowledge of the Company and the Principal Shareholders any litigation or governmental proceeding or investigation pending against any officer, key employee or shareholder of the Company in his capacity as such. The Company is not, to the knowledge of the Company and the Principal Shareholders, in material default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

         2.9 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth on
SCHEDULE 2.9, the Company is in compliance with (i) its charter and by-laws, and, (ii) with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or its properties are subject, except to the extent non-compliance under this clause (ii) would not have a Material Adverse Effect. Neither (i) the execution, delivery or performance of this Agreement and the Related Documents, nor (ii) the consummation of the transactions contemplated hereby and thereby, nor (iii) the offer, issuance, sale or delivery of the Securities, nor (iv) the redemption of the Redemption Shares, will, with or without the giving of notice or passage of time, or both, violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which it or any of its properties are subject, except in each case for violations, breaches, defaults, encumbrances or losses which would not have a Material Adverse Effect.

         2.10 TAXES. Prior to giving effect to the transactions contemplated hereby, the Company qualifies as an S corporation within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes and has been an S corporation continually since October 7, 1996. The Company has filed all tax returns, reports and forms (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. All such tax returns, reports and forms are true, correct and complete and have been made available to the Purchasers. The Company has properly classified for tax purposes all employees, consultants and independent contractors, and has made all filings and has withheld and paid all taxes, required to have been filed, withheld or paid in connection with services provided by such persons. Adequate amounts have been withheld by the Company from its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of all federal, state, local and foreign laws. No deficiencies for any past due tax are currently assessed against the Company, and no tax returns of the Company have ever been audited or examined, and, to the knowledge of the Company and the Principal Shareholders, there is no such audit or examination pending and the Company has not received any notice from any taxing authority that it is contemplating such an audit. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company, other than any lien for taxes not yet due and payable. The Company is not a "United State Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code. The Company has not filed a consent under Section 341(f) of the Code. The Company has not waived or extended any statute of limitation in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. None of the Principal Shareholders is a "foreign person" within the meaning of Section 1445 of the Code. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, withholding, payroll and employment taxes or other similar assessments of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts.

         2.11     REAL PROPERTY; ENVIRONMENTAL MATTERS.

                  (a) SCHEDULE 2.11 sets forth the addresses and uses of all real property that the Company leases or subleases, and any lien (exclusive of any statutory landlord's lien) or encumbrance for which the Company is liable and which the Company has secured with any such leasehold interest. True and correct copies of the Company's real property lease have previously been provided to the Purchasers (or their legal counsel). There are no defaults by the Company, or to the knowledge of the Company and the Principal Shareholders, by any other party thereto, which might curtail in any material respect the present use by the Company of the property listed on SCHEDULE 2.11. Except as set forth in SCHEDULE 2.11, the performance by the Company of this Agreement and the Related Documents will not result in the termination of, or in any increase of any amounts payable under, any lease listed on SCHEDULE 2.11.

                  (b) The Company is not in violation of any law, regulation or ordinance relating to zoning, environmental, city planning or similar matters) relating to any real property or part thereof, as the case may be, leased or subleased by the Company which violation would have a Material Adverse Effect.

                  (c) Except for commercially reasonable quantities of leasing and office supplies, the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below) or Hazardous Material (as defined below). To the knowledge of the Company and the Principal Shareholders, (i) the Company does not have any material liability under, nor has the Company violated in any material respect, any Environmental Law (as defined below); (ii) the Company is in compliance in all material respects with applicable Environmental Laws; and (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any demand letter, formal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law. For purposes of this Section 2.11(c), (i) "Hazardous Material" shall mean and include any hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; and (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level existing as of the date hereof.

         2.12 PERSONAL PROPERTY. Except as set forth on SCHEDULE 2.12 and except for property sold or otherwise disposed of in the ordinary course of business since the Last Balance Sheet Date, the Company owns free and clear of any liens or encumbrances, all of the personal property reflected as owned by the Company in the Last Balance Sheet, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in normal operating condition, wear and tear excepted.

         2.13 PATENTS, TRADEMARKS, ETC. Set forth on SCHEDULE 2.13 is a list of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications trade names and copyrights owned by or registered in the name of the Company, or of which the Company is a licensor or licensee. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and no claim is pending or, to the knowledge of the Company and the Principal Shareholders, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and the Company and the Principal Shareholders are not aware of any basis upon which any such claim (whether or not pending or threatened) should reasonably be anticipated. Except as set forth on SCHEDULE 2.13, no claim is pending or, to the knowledge of the Company and the Principal Shareholders, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company and the Principal Shareholders are not aware of any basis upon which any such claim (whether or not pending or threatened) should reasonably be anticipated.

         2.14 AGREEMENTS OF DIRECTORS, OFFICERS AND EMPLOYEES. To the knowledge of the Company, no director, officer or employee of the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others.

         2.15 PERMITS AND LICENSES. The Company has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies (collectively, "PERMITS") necessary for the conduct of its business as presently conducted except where failure to obtain Permits would not have a Material Adverse Effect. All such Permits are in full force and effect and, to the knowledge of the Company and the Principal

Shareholders, no suspension or cancellation of any of them is pending. None of the Permits will be materially adversely affected by the consummation of the transactions contemplated in this Agreement and the Related Documents.

         2.16 CONTRACTS AND COMMITMENTS. Except as set forth on SCHEDULE 2.16 attached hereto, the Company has no contract, obligation or commitment which is material or which involves a potential material commitment, or any stock redemption or stock purchase agreement, stock option plan, shareholders' agreement, financing agreement, license or real property lease. For purposes of this Section 2.16, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company in excess of $100,000 or requires payment to the Company in excess of $100,000.

         2.17 REGISTRATION RIGHTS. The Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in the Registration Rights Agreement.

         2.18 INSURANCE COVERAGE. SCHEDULE 2.18 hereto contains an accurate list of the insurance policies currently maintained by the Company. Except as described on SCHEDULE 2.18, there are currently no material claims pending against the Company under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. All such policies are in full force and effect and provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company to protect employees, properties, assets, businesses and operations of the Company.

         2.19 EMPLOYEE MATTERS. Except as set forth on SCHEDULE 2.19, the Company does not have in effect any consulting agreements with any individuals or labor or collective bargaining agreements, written or oral. The Company and the Principal Shareholders have no knowledge that any of the officers or other key employees of the Company presently intends to terminate his employment with the exception of the Principal Shareholders (other than Mr. Robichaud). The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. SCHEDULE 2.19 lists and identifies: each "employee pension benefit plan" (as such term is defined in section 3(2) of ERISA); each "employee welfare benefit plan" (as such term is defined in section 3(1) of ERISA); each stock purchase, stock option, stock bonus, restricted stock, deferred compensation, severance pay, incentive compensation, salary continuation, vacation, sick pay, or disability plan, policy, or arrangement; each material fringe benefit plan, policy, arrangement, or practice; and each employment, separation, termination, stay-with-bonus, change-of-control, retention, or similar contract, agreement, policy, or understanding, which is maintained or contributed to by the Company or any ERISA Affiliate for, on behalf of, or with respect to, any current or former employee, officer, director, or dependent thereof, to which the Company is a party, or for which the Company has any liability or contingent liability (individually a "Plan" and collectively the "Plans"). True and complete copies of all Plans and all amendments thereto (and where written Plan documents do not exist, detailed written summaries thereof) have been furnished to the Purchaser. For purposes of this Agreement, "ERISA Affiliate" means, with respect to Title IV of ERISA, any trade or business, whether or not incorporated, that together with the Company , would be deemed to be a "single employer" within the meaning of section 4001 of ERISA, and, with respect to the Code, any member of any group that, together with the Company, is treated as a "single employer" under section 414 of the Code. Each Plan complies and has been administered in form and operation with all material requirements of law and regulation applicable thereto. The Company and the ERISA Affiliates have performed all of their material obligations under all such Plans. There have been no acts or omissions which have given rise to, or which could give rise to, any penalty, tax, or fine under sections 409, 502(c) or 502(i) of ERISA, or sections 4975 or 4976 of the Code, for which the Company may be liable. None of the assets of any Plan are invested in any employer securities, employer real property, or any insurance contract of any company subject to rehabilitation proceedings. All contributions required with respect to any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be completely and timely made prior to the Closing by the Company or the ERISA Affiliates. All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed. None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan, other than as may be required by applicable statute. Other than coverage mandated by applicable statute, the Company is not under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or former employees, officers or directors of the Company or any ERISA Affiliate or to their respective dependents. The consummation of the transactions contemplated hereby will not entitle any employee of the Company to receive any bonus, severance or other payment except as contemplated by this Agreement or except as set forth in Schedules 1.7, 1.8 and 1.9.

         2.20 CLIENTS. During each of the past two years, no single customer has accounted for more than 5% of the Company's aggregate revenues, and no group of five customers have accounted for more than 10% of the Company's aggregate revenues. The relationships of the Company with its clients are good commercial working relationships and, except as set forth on SCHEDULE 2.20, no clients which accounts for more than 2% of the Company's revenues in 1997 has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company.

         2.21 NO BROKERS OR FINDERS. Except for a fee payable to Hambrecht & Quist, which fee shall be the sole responsibility of and shall be paid by the Principal Shareholders, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

         2.22 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 2.22, there are no loans, leases or other continuing transactions between the Company on the one hand, and any officer or director of the Company or any Principal Shareholder or any respective family member or affiliate of such officer, director or shareholder on the other hand.

         2.23 ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Except as set forth on SCHEDULE 2.23, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness for borrowed money of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         2.24 DISCLOSURES. To the knowledge of the Company and the Principal Shareholders, the representations and warranties contained in this Agreement, together with the Schedules to this Agreement, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the Closing Date and until any Securities shall remain outstanding.

         3.1 ACCOUNTS AND REPORTS. The Company will, and will cause each of its Subsidiaries (if any) to, maintain a system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries (if any) to keep full and complete financial records. The Company will furnish to each Purchaser the information set forth in this Section 3.1.

                  (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of one of the six largest public accountant firms

(measured by total revenues), which firm shall be selected by the Board of Directors of the Company; provided that such consolidating statements need not be audited.

                  (b) Within thirty (30) days after each month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

                  (c) At the time of delivery of each monthly and annual statement, a certificate, executed by either the president or chief financial officer of the Company stating that such officer has caused the provisions of Articles III, IV and IX of this Agreement, and the terms of the documents related to the Senior Credit Financing to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.

                  (d) Not later than thirty (30) days prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 3.8.

                  (e) Promptly upon receipt thereof, any written report, so called "management letter," and any other reports submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;

                  (f) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, would have a Material Adverse Effect; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods); and

                  (g) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchasers may from time to time reasonably request.

         3.2 PAYMENT OF TAXES. The Company will pay and discharge (and cause any Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the

Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which (i) has not been asserted or is not owed, or (ii) is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves in the opinion of management and the Company's independent accountants with respect thereto.

         3.3 MAINTENANCE OF KEY MAN INSURANCE. The Company will, at its expense, maintain a life insurance policy in the face amount of $1,000,000 with a responsible and reputable insurance company payable to the Company on the life of Michael Robichaud. The Company will maintain such policy and will not cause or permit any assignment of the proceeds of such policy and will not borrow against such policy; PROVIDED, HOWEVER, that the Company may assign the proceeds thereof to its senior lender in connection with the Senior Credit Agreement. The Company will add one designee of the Purchasers as a notice party to such policy, and will request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

         3.4 COMPLIANCE WITH LAWS, ETC. The Company will comply (and cause each of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would have a Material Adverse Effect.

         3.5 INSPECTION. At any reasonable time during normal business hours and from time to time, but not more frequently than once per calendar quarter, respectively, for all Purchasers and transferees of Purchasers as a group, the Company (and each of its Subsidiaries) will permit upon reasonable prior written notice (i) any one or more of the Purchasers so long as it shall own any Securities and (ii) any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law.

         3.6 CORPORATE EXISTENCE; OWNERSHIP OF SUBSIDIARIES. The Company will, and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a Material Adverse Effect. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries other than such liens, charges, restrictions, claims and encumbrances as are granted for the benefit of the holders of Senior Debt.

         3.7 COMPLIANCE WITH ERISA. The Company will comply (and cause each of its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

         3.8 BOARD APPROVAL. Not later than thirty (30) days prior to the end of each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

         3.9 FINANCINGS. The Company will promptly provide to the Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

         3.10 MEETINGS OF THE BOARD OF DIRECTORS. The Directors shall schedule regular meetings not less frequently than once every fiscal quarter. The Company shall reimburse all members of the Board of Directors of the Company for all direct out-of-pocket expenses incurred by them in attending such meetings.

         3.11 NINTH BOARD MEMBER. The Purchasers and the Principal Shareholders will use their best efforts to elect a ninth member of the Company's Board of Directors in accordance with the Shareholders' Agreement within 180 days following the Closing Date.

         3.12 TRADING POLICY. After the Company has consummated its first public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the Company shall establish a trading policy (the "Trading Policy") relating to the sale of shares of the Company by officers, directors and principal shareholders. The Trading Policy shall provide that any such person may purchase or sell securities of the Company only during the period commencing 48 hours after release of the Company's operating results, and ending on the day which is no less than two weeks prior to expiration of the fiscal quarter within which such announcement is made.

         3.13. EMPLOYEE BENEFITS. As a condition to the Closing, the Company shall agree to cause Bond Technologies, Inc. and its related insurance and pension service providers to allow employees of the Company to continue to participate in the Bond Technologies, Inc. group medical, life, death and disability, and dental insurance plans, as well as the Bond Technologies, Inc. 401(k) Savings Plan for a period of three months after Closing on the same terms and conditions as such employees of the Company have participated prior to Closing.


                                   ARTICLE IV

                        NEGATIVE COVENANTS OF THE COMPANY

         Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) for the benefit of the Purchasers with each of the provisions of this
Article IV on and after the Closing Date and until the repayment in full of all obligations under the Debentures and redemption of the Preferred Stock. In each instance where this Article IV provides for action to be taken only with the approval of the Purchasers, such approval may be evidenced either (i) by the prior written consent or waiver of the Purchasers in accordance with Section 12.5, or (ii) by the prior written consent or waiver by a majority of the members of the Company's Board of Directors designated exclusively by the Purchasers, provided in each case that the document evidencing such consent or waiver accurately describes the action to be taken and clearly references the section or sections of this Agreement affected thereby.

         4.1 INVESTMENTS IN OTHER PERSONS. The Company will not make or permit any Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock or assets of any Person without the prior approval of the Purchasers,
EXCEPT:

                (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

               (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having a combined capital and surplus of at least $50,000,000;

              (iii) loans or advances from the Company to any Subsidiary, a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

               (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition;

                (v) investments by the Company or a Subsidiary in shares of a "money market" fund registered under the Investment Company Act of 1940, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or (iv) of this subsection 4.1;

                (vi) investments existing as of the date of this Agreement identified on SCHEDULE 4.1;

               (vii) interest rate agreements entered into pursuant to the Senior Credit Agreement in the ordinary course of the Company's business;

              (viii) repurchase agreements fully collateralized by United States government securities;

                (ix) operating deposit accounts of the Company and its Subsidiaries;

                 (x) advances to employees in the ordinary course of business in an aggregate amount not to exceed $25,000 outstanding at any time;

                (xi) loans or advances made to directors, officers, employees and consultants to fund the purchase or exercise price of stock grants or options issued under the Plan or in connection other employee benefit plans of the Company; and

               (xii) other Investments in an aggregate amount not exceeding $500,000 at any time which have been approved by the Company's Board of Directors.

         4.2 DISTRIBUTIONS. The Company will not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends to the Company, return capital to the Company and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

                (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

               (ii) complying with any specific provision of the terms of the Preferred Stock relating to the payment of dividends, liquidation preferences or redemption payments on or with respect to the Preferred Stock or redemption of the Preferred Stock;

              (iii) redeeming the Redemption Shares as provided in Section 1.5;

               (iv) repurchasing at cost Restricted Stock in accordance with the Plan; or

                (v) making the Designated Distributions pursuant to Section 1.8.

         4.3 DEALINGS WITH AFFILIATES. Except for those transactions contemplated by this Agreement or the Related Documents or listed in SCHEDULE
4.3 attached hereto, the Company will not enter into any transaction with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlling, controlled by or under common control with one or more of such officers, directors or shareholders or members of their immediate families, unless (i) the interest of such person is disclosed in advance to the Board of Directors, (ii) such transaction is on arm's-length terms which are no less favorable to the Company or any Subsidiary as those which could have been obtained from an unaffiliated third party, and (iii) such transaction is approved by a disinterested majority of the Board of Directors of the Company or such Subsidiary.

         4.4 MERGER. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or permit any Subsidiary to do any of the foregoing, (i) EXCEPT for sales or other dispositions of assets in the ordinary course of business, and (ii) except that (a) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any other wholly owned Subsidiary and (b) any wholly owned Subsidiary may merge into or transfer assets to the Company.

         4.5 LIMITATION ON OPTIONS. The Company shall not grant any options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company, except up to an aggregate of 32.558 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend or similar event, including the stock split referred to in Section 1.10 hereof) may be issued in the form of awards pursuant to the Plan as described in Section 1.6, and all such grants made after the date hereof shall be approved by the Compensation Committee of the Company's Board of Directors.

         4.6 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. Except for the Senior Credit Agreement, the Company shall not permit any of its Subsidiaries, directly or indirectly, to create or suffer to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

         4.7 NO CONFLICTING AGREEMENTS. The Company agrees that neither it nor any Subsidiary will enter into or amend any agreement, contract, commitment or understanding, other than the Senior Credit Agreement which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Documents.

         4.8 CHANGE IN BUSINESS. The Company will continue to remain principally engaged in its present line of business, and will not enter, to any material extent, into any unrelated business.

         4.9 INDEBTEDNESS. Neither the Company nor any of its Subsidiaries will create, incur, guarantee, assume or otherwise become directly or indirectly liable for any Indebtedness other than the Indebtedness (including any refinancing thereof), evidenced by

                  (a)      Indebtedness arising under the Senior Credit
                           Agreement;

                  (b) endorsements for collection, deposit, or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c)      Indebtedness under this Agreement;

                  (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Company or any Subsidiary or under any Capitalized Lease, PROVIDED that the aggregate principal amount of such Indebtedness of the Company and its Subsidiaries shall not exceed the aggregate amount of $100,000 at any one time;

                  (e) Indebtedness existing on the date hereof and listed and described on SCHEDULE 4.9 hereto;

                  (f) Indebtedness of a Subsidiary to the Company or another Subsidiary and Indebtedness of the Company to any Subsidiary;

                  (g) Indebtedness of the Company in respect of interest rate protection arrangements or in respect of currency swap arrangements so long as such arrangements are in the ordinary course of business and are not for speculative purposes;

                  (h) unsecured Indebtedness of the Company not otherwise permitted by this Section 4.9 in an aggregate amount outstanding at any time not to exceed $250,000; and

                  (i) Indebtedness of the Company existing as a result of a refinancing of Indebtedness permitted by this Section 4.9, provided that the terms of any such refinancing Indebtedness, and any agreement or instrument relating thereto, are otherwise permitted by the Senior Credit Agreement and further provided that the principal amount of such Indebtedness shall not be increased above the amount of such Indebtedness outstanding on the date of such refinancing and the direct (and any contingent) obligors therefor and any collateral security in respect thereof shall not be changed (or increased), as a result of or in connection with such refinancing.

         4.10 RESTRICTIONS ON LIENS. The Company will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction, or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device, or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge, or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; or (f) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction, or other security interest other than in favor of the lenders under the Senior Credit Agreement and other than customary anti-assignment provisions in leases and licensing agreements entered into by the Company or such Subsidiary in the ordinary course of its business, PROVIDED that the Company or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                           (i) liens in favor of the Company or all or part of the assets of Subsidiaries of the Company securing Indebtedness owing by Subsidiaries of the Company to the Company;

                           (ii) liens to secure taxes, assessments, and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material, or supplies in respect of obligations not overdue;

                           (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions, or other social security obligations;

                           (iv) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (v) liens of carriers, warehousemen, mechanics, and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                           (vi) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and effects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company individually or of the Company and its Subsidiaries on a consolidated basis;

                           (vii) liens existing on the date hereof and listed on SCHEDULE 4.10 hereto;

                           (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.4.9(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                           (ix) liens in favor of the lender under the Senior Credit Agreement;

                           (x) liens on security deposits with respect to leases of office space of the Borrower or any Subsidiary and other liens arising under leases or rental agreements made by the Borrower or any Subsidiary, in each case in the ordinary course of business consistent with past practices, which liens cover only the real property so rented; and

                           (xi) UCC-1 financing statements filed solely for notice or precautionary purposes under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased by the Borrower or any Subsidiary pursuant to the lease in question.

         4.11 LEVERAGE RATIO. The Company will not at any time during any period described in the table set forth below permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:



                      PERIOD                                   RATIO
                      ------                                   -----
Closing Date - September 30, 1998                            4.00:1.00
October 1, 1998 - December 31, 1998                          3.75:1.00
January 1, 1999 - December 31, 1999                          3.00:1.00
any time thereafter                                          2.50:1.00


         4.12 DEBT SERVICE COVERAGE RATIO. The Company will not permit the Debt Service Coverage Ratio at the end of any fiscal quarter to be less than 1.1:1.00.

         4.13 CURRENT RATIO. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than
 .85:1.00 at any time.

                                    ARTICLE V

                           INVESTMENT REPRESENTATIONS

         5.1 REPRESENTATIONS AND WARRANTIES. Each Purchaser hereby represents and warrants to the Company as follows:

                  (a) Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority and has taken all necessary partnership action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Documents, and any other agreements or instruments executed by such Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;

                  (b) This Agreement, the Related Documents and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

                  (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement, any Related Documents and any other agreements or instruments executed by such Purchaser in connection herewith or therewith;

                  (d) Such Purchaser is in compliance with all the provisions of this Agreement and their organizational and partnership documents, and, to such Purchaser's knowledge, in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which it is subject. Neither the execution, delivery or performance of this Agreement and the Related Documents nor the consummation of the transactions contemplated hereby and thereby, will, with or without the giving of notice or passage of time, or both, materially violate, or result in any material breach of, or constitute a default under any provision of such Purchaser's organization or partnership documents, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which such Purchaser is bound or to which it or any of its properties are subject;

                  (e) Such Purchaser is acquiring the Securities solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act. Such Purchaser has been advised that the Securities have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. Such Purchaser, by accepting the Securities, agrees and acknowledges that it will not directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of any of such Securities (or solicit any offers to purchase or otherwise acquire or take a pledge of any of the Securities) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made in accordance with the provisions of the Shareholders' Agreement and (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or "blue sky" laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or "blue sky" laws. Such Purchaser understands and agrees that in the case of a transfer or other disposition made pursuant to clause (ii) above, such Purchaser of Securities shall be required to provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and a written certification (or in the Company's discretion, an opinion of counsel reasonably acceptable to the Company (who may be counsel employed by such Purchaser)) that qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full);

                  (f) Such Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the unregistered Securities for an indefinite period of time. Such Purchaser can afford to suffer the complete loss of its investment in the Securities. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Securities. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to purchaser the Securities, and that no representation or warranty, express or implied, is being made by the Company with respect to the Company or the Securities, other than those expressly set forth herein;

                  (g) Such Purchaser has been advised and understands that the Securities have not been registered under the Act, on the grounds that no distribution or public offering of the Securities is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchaser set forth in this Article V;

                  (h) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Securities;

                  (i) Such Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities; PROVIDED, HOWEVER, that nothing in this Section

5.1 shall be deemed to vitiate or limit the representations, warranties and covenants of the Company or the Principal Shareholders contained in this Agreement; and

                  (j) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchasers or the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

         5.2 PERMITTED TRANSFERS; LEGENDS. The Company agrees that it will permit (i) a transfer of the Securities by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift will or intestate succession of any partner to his spouse or to his siblings, lineal descendants or ancestors of such partner of his spouse, or to a trust created for the benefit of one or more of the foregoing and (ii) a sale or other transfer of any of the Securities, if the transferee agrees in writing to be subject to the terms hereof and the Related Documents to the same extent as if it were an original Purchaser hereunder and thereunder and upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under the Act and applicable state securities or "blue-sky" laws, including without limitation, receipt of an unqualified opinion of counsel reasonably satisfactory to the Company. The certificates representing the Securities shall bear a legend evidencing such restriction on transfer substantially in the following form:

         "These Securities have been acquired for investment and has not been registered under the Securities Act of 1993 (the "Act") or the securities laws of any state. These Securities may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the Securities under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation to the effect that such registration is not required under the Act or the securities laws of any state."

                                   ARTICLE VI

                           SUBORDINATION OF DEBENTURES

         6.1 AGREEMENT TO SUBORDINATE. The Company agrees, and each holder of the Debentures by its acceptance thereof agrees, that notwithstanding any other provision of this Agreement or the Debentures, the payment of the principal of and interest on each and all of the Debentures shall be subordinate and junior in right of payment, to the extent and in the manner set forth in a separate Subordination Agreement of even date among the Company, the holders of the Debentures and the holder of the Senior Debt. Each holder of a Debenture further agrees, upon request of any future holder of Senior Debt, to enter into an intercreditor agreement for the benefit of such future holder of Senior Debt; provided that such agreement shall be on terms no more onerous to the holder of a Debenture than those contained in the Subordination Agreement of even date.

                                   ARTICLE VII

                      CONDITIONS OF PURCHASERS' OBLIGATIONS

         7.1 EFFECT OF CONDITIONS. The obligations of the Purchaser to purchase and pay for the Securities at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

         7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

         7.3 PERFORMANCE. The Company and the Principal Shareholders shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it and them at or prior to such Closing Date, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

         7.4 NO MATERIAL ADVERSE CHANGE. The business, properties, assets or financial condition of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, financial condition, or management of the Company that would have a Material Adverse Effect.

         7.5 OPINION OF COUNSEL. The Purchasers shall have received opinions, dated the Closing Date, from Goodwin, Procter & Hoar, LLP, counsel to the Company and the Principal Shareholders, in the form attached as EXHIBIT D.

         7.6 COMPLETION OF DUE DILIGENCE. The Purchasers shall have satisfactorily completed their due diligence review with respect to the financial condition, results of operations, business and prospects of the Company.

         7.7 COMPLETION OF AUDIT. The Company shall have provided to the Purchasers audited financial statements, audited by Deloitte & Touche LLP accompanied by management letters, for the fiscal years of the Company ended December 31, 1996 and December 31, 1997, which financial statements shall have corroborated the information previously furnished by the Company to the Purchasers with respect to its financial condition and results of operation during such period.

         7.8 EMPLOYMENT AGREEMENT. Michael Robichaud shall have entered into, executed and delivered an Employment Agreement (the "Employment Agreement") in form and substance as set forth in EXHIBIT E attached hereto.

         7.9 NON COMPETITION AGREEMENTS. Michael Robichaud, John Devine, Rachel Burnett and Alan Mathews shall each have entered into, executed and delivered Non Competition Agreements with the Company (the "Non Competition Agreement") in form and substance as set forth in EXHIBIT F attached hereto.

         7.10 BOARD ELECTION. Concurrently with the Closing, the Board of Directors of the Company shall have been expanded to nine members, four of whom shall be designees of the Purchasers as provided in the Shareholders' Agreement.

         7.11 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company shall have been amended to provide for the authorization of the Preferred Stock.

         7.12 CONSENTS AND WAIVERS. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Securities, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the Related Documents and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

         7.13 REGISTRATION RIGHTS AGREEMENT. The Company, the Purchasers and the Principal Shareholders shall have entered into a registration rights agreement (the "Registration Rights Agreement") in the form of EXHIBIT G attached hereto.

         7.14 SHAREHOLDERS' AGREEMENT. The Company, the Purchasers and the Principal Shareholders shall have entered into a Shareholders' Agreement in the form of EXHIBIT H attached hereto.

         7.15 INJUNCTIONS, ETC.. There shall exist no injunction, restraining order or other similar proceeding seeking to prevent consummation of the transactions set forth in this Agreement and in the Related Documents.

         7.16 FIRPTA. The Principal Shareholder shall deliver FIRPTA certificate under Section 1445 of the Code and Regulation Section 1.1445-2(b)(2) in the form satisfactory to the Purchaser.

                                  ARTICLE VIII

                      CONDITIONS OF THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

       8.1 EFFECT OF CONDITIONS. The obligation of the Company to sell the Securities at the Closing and the obligation of the Principal Shareholders to surrender their Redemption Shares shall be subject at their election to the satisfaction of each of the conditions stated in the following Sections of this Article.

         8.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects and the Company shall have received a certificate on the Closing Date and signed on behalf of each Purchaser to that effect.

         8.3 SHAREHOLDERS' AGREEMENT. The Shareholders' Agreement shall have been executed and delivered by the Purchasers.

         8.4 PERFORMANCE. The Purchasers shall have performed and complied in all material respects with all of the agreements, covenants and conditions contained in the Agreement required to be performed or complied with by them at or prior to such Closing, and the Company shall have received a certificate dated as of such Closing and signed on behalf of the Purchasers to that effect.

         8.5 CONSENTS AND WAIVERS. The Purchasers shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, and to carry out the transactions contemplated hereby and thereby.

         8.6 REGISTRATION RIGHTS AGREEMENT. The Company, the Purchasers and the Principal Shareholders shall have entered into the Registration Rights Agreement.

         8.7 SENIOR CREDIT AGREEMENT. The Company shall have entered into the Senior Credit Agreement with the lenders therein, and the lenders therein shall have made financing available to the Company, all on terms and conditions reasonably acceptable to the Company and the Principal Shareholders.

         8.8 RESTRICTED STOCK AWARDS; FOUNDER OPTIONS. The Restricted Stock Awards and Founder Options shall have been granted as provided in Section 1.6.

         8.9 DISTRIBUTIONS. The distributions described in Section 1.7 shall have been made to the Principal Shareholders.

         8.10 INJUNCTIONS, ETC.. There shall exist no injunction, restraining order or other similar proceeding seeking to prevent consummation of the transactions set forth in this Agreement and in the Related Documents.

         8.11 BONUS PAYMENTS. The Company shall have made the bonus payments provided for in Section 1.9.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         9.1      EVENTS OF DEFAULT; ACCELERATION.

         An "Event of Default" occurs if:

         (1) The Company defaults in the payment of any principal of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

         (2) The Company defaults in the payment of interest on any Debenture when the same becomes due and payable (provided that such payment is otherwise permitted to be made under the terms of the Senior Credit Agreement) and the default continues for a period of five days; or

         (3) The Company or any Subsidiary shall fail to perform or observe any covenant contained in Article IV of this Agreement and such default shall not have been remedied within thirty days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

         (4) The Company or any of its Subsidiaries defaults in the performance or observance of any other agreement, term or condition contained in the Debentures, this Agreement or the Related Documents and such default shall not have been remedied within sixty (60) days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

         (5) The Company or any Subsidiary shall default (subject to any applicable grace period) in the payment of any principal of or premium, if any, or interest on any other Indebtedness or obligation with respect to borrowed money the outstanding principal of which is, at the time of such default, in an aggregate amount greater than $400,000 or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto, and in each case the effect of such default is to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such Indebtedness or other obligation; or

         (6) The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof; or

         (7) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) provides for relief against the Company or any Material Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its property, or

                  (C) orders the liquidation of the Company or any Material Subsidiary; or

         (8) A final judgment for the payment of money in an amount in excess of $250,000 shall be rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company shall have accepted full liability (less any applicable deductible) in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after the date on which the right to appeal has expired; or

         (9) Any representation or warranty made by the Company in this Agreement or in the Related Documents shall prove to be materially false or incorrect on the date as of which made which has a Material Adverse Effect; then and in any such case (a) upon the occurrence of any Event of Default described in clause (6) or (7) above, the unpaid principal amount of and accrued and unpaid interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued and unpaid thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

         Upon the occurrence of any such Event of Default, the holders of Debentures may, subject to the rights of holders of Senior Debt, proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article IX, including without limitation reasonable attorney's fees, expenses and disbursements.

         No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         9.2 RESCISSION OF ACCELERATION. At any time after any declaration of acceleration of all the Debentures shall have been made pursuant to Section 9.1 by any holder or holders of the Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures rescind and annul such declaration and its consequences, PROVIDED that (i) the principal of and accrued and unpaid interest on the Debentures which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and accrued and unpaid interest on the Debentures which have become due solely by such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

                                    ARTICLE X

                     INDEMNIFICATION AND LIMITS ON LIABILITY

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the Closing until the first to occur of (i) ten (10) days after receipt by the Purchasers of audited financial statements of the Company for the year ending December 31, 1999 and
(ii) April 15, 2000; provided that if a claim is brought within such periods it shall remain valid thereafter until ultimately resolved; and provided further; that the time limitation set forth in this Section 10.1 shall not apply to matters described in Sections 2.2, 2.4 (each of which shall survive indefinitely) and 2.10 (which shall survive until the termination of the applicable statute of limitations). The covenants of the Company contained in Articles III and IV hereof shall survive the Closing in accordance with their terms.

         10.2     INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDERS.

                  (a) Subject to the conditions and limitations set forth in this Section 10.2, the Principal Shareholders shall jointly and severally (except with respect to the representations in Section 2.2(b) with respect to title to stock and 2.4 (the "Individual Representations"), as to which the liability of the Principal Shareholders shall be several and not joint) defend, indemnify and hold harmless the Company from and against any loss, liability, damage, claim, action or cause of action, assessment, cost, penalty and expense, including reasonable legal and accounting fees (a "Loss," and collectively, the "Losses") to the extent not covered by insurance, asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from the breach of any representation or warranty made by the Company or the Principal Shareholders set forth in Article II of this Agreement, or any facts or circumstances constituting such a breach. The Principal Shareholders each agree that they shall have no right to seek damages, reimbursement, indemnification, contribution or similar rights from the Company for any indemnification payments for which the Principal Shareholder is liable under this Section 10.

                  (b) Notwithstanding the provisions of Section 10.2(a), the Principal Shareholders shall not be required to provide indemnity under this
Section 10.2 unless, and then only to the extent that, the aggregate Losses exceed $750,000 (the "Deductible"); provided, however, that the Deductible shall not apply to a breach of a representation or warranty contained in Sections 2.2, 2.4, 2.10 or 2.21.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, each Principal Shareholder's indemnification obligations under this Article X shall be limited as follows: (i) with regard to breaches of any representations or warranties of the Company or the Principal Shareholders set forth in Article II (other than the Individual Representations), each Principal Shareholder's indemnification obligations shall be limited in the aggregate to such Principal Shareholder's Pro Rata Share of $15,000,000; and (ii) with regard to breaches of any Individual Representation by a particular Principal Shareholder, such Principal Shareholder's indemnification obligation shall be limited in the aggregate to his or her share of the Redemption

Price. For purposes of this Section 10.2(c), "Pro Rata Share" shall mean the percentage set forth opposite such Principal Shareholder's name on SCHEDULE 10.2 hereto.

         10.3     NOTICE OF CLAIM.

                  (a) The Company or the Purchasers shall give the Principal Shareholders prompt written notice of any threatened, potential or actual claim or the commencement of any action in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served provided that the failure of the Company or the Purchasers to give notice as provided herein shall not relieve the Principal Shareholders of their obligations under this Article X except if and to the extent the Principal Shareholders have been materially prejudiced thereby.

                  (b) In the event that any action, suit or proceeding shall be brought against the Company, it shall promptly notify the Principal Shareholders of the commencement thereof, the Principal Shareholders shall be entitled to participate therein and, to the extent that they desire to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Company and the Purchasers. The Purchasers agree to cooperate fully with the Principal Shareholders and its counsel in the defense against any such action, suit or proceeding. In any event, the Company or the Purchasers shall have the right to participate at their own expense in the defense of such action, suit or proceeding. The indemnifying Principal Shareholder(s) shall have the right, with the consent of the Company and the Purchasers, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Principal Shareholders' obligations to indemnify the Company therefor will be fully satisfied.

         10.4 COMMENCEMENT OF ACTIONS. All actions by the Company to seek indemnification pursuant hereto shall be controlled by a majority of the members of the Board of Directors of the Company appointed by the Purchasers as provided in the Shareholders Agreement.

         10.5 ADJUSTMENT FOR TAXES AND INSURANCE. The amount which the Principal Shareholders are required to pay pursuant to this Article X shall be adjusted
(i) by the amount of any tax benefit realized by the Company as a result of any Loss, or the amount of any tax benefit received by the Company as a result of any payment made pursuant to this Article X; and (ii) the proceeds of any insurance coverage actually received by the Company with respect to any Loss.

         10.6 EXCLUSIVE REMEDY. Notwithstanding anything contained herein or in any Related Document to the contrary, the rights and remedies of the Company or the Purchasers against the Principal Shareholders shall be limited to the indemnification provisions contained in this Article X, which shall be the sole and exclusive rights and remedies with respect to any breach of any representation or warranty by the Company or the Principal Shareholders, whether at law or in equity; provided, however, that nothing herein shall limit the right of the Company or the

Purchasers to pursue an action against any Principal Shareholder which is based on fraud or knowing and willful misrepresentations.

                                   ARTICLE XI

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" when used with respect to a Person means a Person controlling, controlled by, or under common control with such person.

         "Agreement" means this Securities Purchase and Redemption Agreement as from time to time amended and in effect between the parties.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Business Day" shall mean a day other than Saturday or Sunday which is not a legal holiday in the Commonwealth of Massachusetts or the City of Boston.

         "Capitalized Leases" means leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         "Cash and Cash Equivalents" means cash and investments in certificates of deposit, money market funds and obligations issued or guaranteed by the United States Government or any instrumentality thereof, in each case only if due and payable on demand or within thirty (30) days after the date of purchase.

         "Closing" shall have the meaning set forth in Section 1.6.

         "Closing Date" shall have the meaning set forth in Section 1.6.

         "Commission" shall have the meaning set forth in Section 2.3.

         "Company" means and shall include Stride & Associates, Inc., a Delaware corporation, and its successors and assigns.

         "Consolidated Current Assets" means all assets of the Company and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, provided that
(a) notes and accounts receivable shall be included only if good and collectible as determined by the Company in accordance with established practice consistently applied and, with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than ninety (90) days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally acceptable accounting principles; and (b) inventory shall be included only if and to the extent that the same shall consist of saleable finished goods ready and available for shipment to purchasers thereof.

         "Consolidated Current Liabilities" means all liabilities and other Indebtedness of the Company and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles.

         "Consolidated Operating Cash Flow" means, for any period, an amount equal to (a) EBITDA for such period, less (b) the sum of (i) cash payments for all taxes paid during such period, PLUS (ii) to the extent not already deducted in the determination of EBITDA, capital expenditures made during such period.

         "Consolidated Total Debt Service" means, for any fiscal period with respect to the Company and its Subsidiaries, the sum of (a) Consolidated Total Interest Expense for such period, PLUS (b) any and all mandatory or required payments of principal in respect of Indebtedness of the Company and its Subsidiaries made or required to be made in such period.

         "Consolidated Total Interest Expense" means, for any period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees, and similar fees or expenses in connection with the borrowing of money.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Default" shall mean an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

         "Debt Service Coverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Operating Cash Flow of the Company and its Subsidiaries for the fiscal quarter most recently ended to (b) Consolidated Total Debt Service of the Company and its Subsidiaries for the fiscal quarter most recently ended.

         "EBITDA" means, with respect to the Company and its Subsidiaries for any fiscal period, an amount equal to consolidated net income for such period, PLUS, to the extent deducted in the calculation of consolidated net income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period,
(d) consolidated total interest expense for such period, and MINUS, to the extent added in computing consolidated net income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

         "Event of Default" shall have the meaning set forth in Section 9.1.

         "Last Balance Sheet" shall mean the balance sheet of the Company as of April 30, 1998.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Senior Funded Indebtedness of the Company and its Subsidiaries outstanding on such date to (b) the EBITDA of the Company and its Subsidiaries for the period ended on such date; provided, however, for purposes of determining the Leverage Ratio for purposes of calculating compliance with ss.4.11 hereof for the period from the Closing date through March 31, 1999, EBITDA for the quarter ending (i) June 30, 1998, shall be $2,147,200; (ii) September 30, 1998, shall be $2,557,500; (iii) December 31, 1998, shall be $1,382,000; and (iv) March 31,
1999, shall be $2,068,300.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Liquidity Event" shall mean any one or more of the following: (i) a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; (ii) a sale, merger or similar transaction involving the Company, as the result of which those Persons who held 100% of the voting stock of the Company immediately prior to such transaction do not hold more than 50% of the voting stock of the Company (or the surviving or resulting entity) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company; or (iv) a Qualified Public Offering.

         "Material Adverse Effect" means a material and adverse effect on the assets, liabilities, properties, business, results of operation, or financial condition of the Company and its Subsidiaries, taken as a whole.

         "Material Subsidiary" shall mean a Subsidiary of the Company which, during the immediately preceding fiscal quarter accounted for at least ten percent (10%) of the consolidated revenues or net income of the Company or its Subsidiaries for such period.

         "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

         "Purchasers" shall have the meaning set forth in Section 1.1.

         "Qualified Public Offering" means a public offering of equity securities of the Company effected pursuant to a registration statement filed under the Act where the gross proceeds to the Company are at least $20,000,000 and the price per share is at least $210,000.

         "Related Documents" shall mean the Registration Rights Agreement, the Shareholders' Agreement, the Plan, the Restricted Stock Award Agreement, the Founder Options, the Debentures and the Warrant Agreement.

         "Senior Credit Agreement" means the credit agreement entered into as of the date hereof between the Company and BankBoston, N.A., for itself and as agent for the other lenders named therein and any other agreement hereafter entered into by the Company with respect to the issuance of Senior Debt.

         "Senior Debt" shall mean the Indebtedness incurred pursuant to the Senior Credit Agreement executed on the date hereof, as supplemented or modified, any any replacement or refinancing thereof which does not extend the maturity or increase the principal amount of, or the interest rate payable with respect to the Senior Debt.

         "Subordination Agreement" shall mean the Intercreditor and Subordination Agreement executed on the date hereof by the holder of the Debentures for the benefit of the holder of Senior Debt, and any comparable agreement executed in the future for future holders of Senior Debt.

         "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1. DEBENTURE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Debentures, it will make payments of principal and interest on any Debenture held by such Purchaser not later than 2:00 p.m., Boston, Massachusetts time, on the date such payment is due, in immediately available federal funds, by credit to the Purchaser's account, as specified in
SCHEDULE 1.1 hereto, or such other account or accounts as the Purchaser may designate in writing not less than two (2) Business Days prior to the payment date, notwithstanding any contrary provision contained herein or any Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Debenture. At the election of any subsequent holder of any Debenture which has made the same agreements relating to such Debenture as the Purchaser has made in this Section 12.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.

         12.2 FORM, REGISTRATION, TRANSFER AND EXCHANGE OF DEBENTURES. The Debentures are issuable as registered notes and in denominations of not less than $10,000. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Debentures and for transfers of the Debentures. Upon surrender for registration of transfer of any Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Debenture or Debentures of like tenor and of like aggregate principal amount, which new Debenture or Debentures shall each be a registered Debenture. At the option of the holder of any Debenture, such Debenture may be exchanged for other Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at the office of the Company. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Debentures which the holder thereof making the exchange is entitled to receive. Every Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Debenture or such holder's attorney-in-fact duly authorized in writing. Any Debenture issued in exchange for any Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of any Purchaser (or, in the case of holders of Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Debenture and
(i) in case of loss, theft or destruction of a Debenture, of indemnity reasonably satisfactory to it or (ii) in the case of the mutilation of any Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.

         12.3 PARTIES IN INTEREST. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto (including transferees of any of the Debentures).

         12.4 DEBENTURES OWNED BY AFFILIATES. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified principal amount of Debentures, the Debentures or shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, a Purchaser and any general or limited partner of any Purchaser. Without limiting the foregoing, each Purchaser shall be considered an affiliate of each other Purchaser.

         12.5 AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, or, at such time as no Debentures remain outstanding, of the holder or holders of not less than a majority of the shares of Preferred Stock outstanding, or, at such time as no Debentures or Preferred Stock remain outstanding, if the holder or holders of a majority of the shares of Common Stock then outstanding and held by the Purchaser, and each holder of any Debenture, share of Preferred Stock or share of Common Stock at the time outstanding shall be bound by any consent authorized by this Section 12.5, whether or not such Debenture, share of Preferred Stock or share of Common Stock shall have been marked to indicate such consent; PROVIDED that notwithstanding anything in this Section 12.5 to the contrary, without the written consent of the holder or holders of all Debentures at the time outstanding, no consent, amendment or waiver to or under this Agreement shall (i) extend or reduce the maturity of any Debenture, or (ii) reduce the rate or affect the time of payment of interest with respect to any Debenture, or (iii) affect the time, amount or allocation of any required prepayments, or (iv) reduce the proportion of the principal amount of the Debentures required with respect to any consent, amendment or waiver, or (v) affect the provisions of Article VI. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures, Preferred Stock or Common Stock to each Purchaser which holds Debentures, Preferred Stock or Common Stock and, to the extent practicable, shall consult with holders of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures, Preferred Stock or Common Stock nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures, Preferred Stock or Common Stock. The Company will reimburse the Purchasers for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Documents or any waiver hereof or thereof.

         12.6 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

         The Company:               Stride & Associates, Inc.
                                    222 Berkeley Street
                                    Suite 1620
                                    Boston, Massachusetts  02716
                                    Attention:  President
                                    Fax:

         The Principal
         Shareholders:              The address set forth opposite the Principal
                                    Shareholder's name on Schedule 1.4 attached hereto.

         in each case,
         with copy to:              Goodwin, Procter & Hoar, LLP
                                    53 State Street
                                    Boston, MA  02109
                                    Attention:  John J. Egan III, Esquire
                                    H. David Henken, Esquire
                                    Fax: (617) 523-1231

         The Purchasers:            The address set forth opposite the
                                    Purchaser's name on SCHEDULE 1.1 attached hereto.

         with copy to:              Hutchins, Wheeler & Dittmar,
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention:  James Westra, Esquire
                                    Fax: (617) 951-1295

        12.7 EXPENSES. Immediately upon consummation of the Closing, the Company shall pay all reasonable costs and expenses of the Purchasers and the Principal Shareholders in connection with the investigation, preparation, execution and delivery of this Agreement and the Related Documents, the Senior Credit Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and thereunder and the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchasers.

        12.8 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

        12.9 EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction hereof.

        12.10 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

        12.11       TAX MATTERS.

        (a) S CORPORATION STATUS. Prior to the Closing, the Company and the Principal Shareholders will not revoke the Company's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. Prior to the Closing, the Company and the Principal Shareholders will not take or allow any action other than the sale of the Company's stock pursuant to this agreement that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.

        (b) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Company shall prepare, and shall permit the Purchasers and the Principal Shareholders to review and comment on, each such tax return for fiscal year 1998 prior to filing. To the extent permitted by applicable law, the Principal Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their tax returns in a manner consistent with the Schedule K-1s furnished by the Company to the Principal Shareholders for such periods. Income tax returns for the S termination year as defined under Section 1362(e)(4) of the Code shall be prepared using the closing of the books method of accounting on the Closing Date and the Principal Shareholders and Purchasers shall make any required elections under Federal or state law to use such method of accounting, including the election under
Section 1362(e)(3) of the Code, if necessary.

        (c)         COOPERATION ON TAX MATTERS.

                    (i) The Purchasers, the Company and the Principal Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Principal Shareholders agree (A) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchasers or the Principal Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Principal Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                    (ii) The Purchasers and the Principal Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        (d) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the execution of this agreement (including any corporate-level gains tax triggered by the sale of Company stock, New York City transfer tax and any similar tax imposed in other states or subdivisions), shall be paid by the Principal Shareholders when due, and the Principal Shareholders will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Purchasers will, and will cause their affiliates to, join in the execution of any such tax returns and other documentation.



                                    * * * * *

                            STRIDE & ASSOCIATES, INC.
                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

        If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                        Very truly yours,

                                        STRIDE & ASSOCIATES, INC.


                                        By: /s/ Michael Robichaud
                                           -------------------------------------
                                               Name:  Michael Robichaud
                                               Title:   President

                                        PRINCIPAL SHAREHOLDERS:

                                         /s/ John Devine
                                        ----------------------------------------
                                        John Devine

                                         /s/ Rachel Burnett
                                        ----------------------------------------
                                        Rachel Burnett

                                         /s/ Alan Matthews
                                        ----------------------------------------
                                        Alan Matthews

                                         /s/ Michael Robichaud
                                        ----------------------------------------
                                        Michael Robichaud

                            STRIDE & ASSOCIATES, INC.
                  SECURITIES PURCHASE AND REDEMPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE



                                         PURCHASERS:

                                         Summit Ventures IV, L.P.
                                         By: Summit Partners IV, L.P.
                                             Its General Partner
                                         By: Stamps, Woodsum & Co., IV
                                             Its General Partner


                                         By: /s/ Tom Roberts
                                            ------------------------------------
                                                 General Partner


                                         Summit Ventures V, L.P.
                                         By:  Summit Partners V, L.P.
                                              Its General Partner
                                         By:  Summit Partners, LLC
                                              Its General Partner


                                         By: /s/ Tom Roberts
                                            ------------------------------------
                                                   Member


                                         Summit V Advisors Fund, L.P.
                                         By:  Summit Partners, LLC
                                              Its General Partner

                                         By: /s/ Tom Roberts
                                            ------------------------------------
                                                  Member

                                         Summit V Advisors Fund (QP), L.P.
                                         By:  Summit Partners, LLC
                                              Its General Partner

                                         By: /s/ Tom Roberts
                                            ------------------------------------
                                                        Member

                                         Summit Subordinated Debt Fund II, L.P.
                                         By:  Summit Partners SD II, LLC
                                              Its General Partner


                                         By: /s/ Tom Roberts
                                            ------------------------------------


                                         Summit Investors III, L.P.


                                         By: /s/ Tom Roberts
                                            ------------------------------------
                                              General Partner